                                                                 EXHIBIT 10.7.1


                                AMENDMENT TO THE
                                WASHINGTON MUTUAL
                              RESTRICTED STOCK PLAN
                 AS AMENDED AND RESTATED AS OF JANUARY 18, 2000


        THIS AMENDMENT to the Washington Mutual Restricted Stock Plan As Amended and Restated as of January 18, 2000 (the "Plan") is made by Washington Mutual, Inc. (the "Company") on this ____ day of _______________:

                                    RECITALS

        WHEREAS, Washington Mutual, Inc. (the "Company") maintains the Plan for the benefit of eligible employees; and

        WHEREAS, the Company desires to amend the Plan to add additional business criteria on which performance goals may be based, to provide that performance goals shall exclude transaction-related expense unless otherwise determined by the Compensation Committee in selecting performance goals, and to make certain other clarifying changes; and

        WHEREAS, pursuant to Section 10.6 of the Plan the Directors' Compensation and Stock Option Committee of the Company is authorized to amend the Plan;

        NOW, THEREFORE, the Plan is hereby amended as follows:

        1. Sections 6.6(c) and (d) of the Plan be, and they hereby are, amended and restated in their entirety, effective January 18, 2000, to read as set forth below, subject to shareholder approval:

                (c) BUSINESS CRITERIA ON WHICH PERFORMANCE GOALS SHALL BE BASED. The lapse of restrictions on Awards granted under this Section 6.6 shall be based on the Company's attainment of performance goals based on one or more of the following business criteria:

                Return on average common equity.

                Return on average equity.

                Efficiency ratio (other expense as a percentage of other income plus net interest income), either before or after amortization of intangible assets (goodwill).

                Net operating expense (other income less other expense), either before or after amortization of intangible assets (goodwill).

                Earnings per diluted share of common stock.

                Operating earnings (earnings before transaction-related expense) per diluted share of common stock, either before or after amortization of intangible assets (goodwill).

                Operating earnings per diluted share of common stock before depreciation and amortization.

                Return on average assets.

                Ratio of nonperforming assets to total assets.

        These business criteria shall be construed consistent with the use of the same terms in Washington Mutual's published financial statements. All business criteria other than earnings per diluted share of common stock shall exclude transaction-related expense unless otherwise determined by the Compensation Committee in selecting the business criteria for a particular Award pursuant to Section 6.6(d) below. In selecting any business criteria other than earnings per diluted share of common stock, the Compensation Committee may elect, pursuant to Section 6.6(d) below, to exclude amortization of intangible assets (goodwill), or to exclude depreciation and amortization.

                (d) ESTABLISHING PERFORMANCE GOALS. The Compensation Committee shall establish, for each Award granted under this Section 6.6: (i) the measurement period(s) to which the performance goals will be applied,
        (ii) the specific business criterion or criteria, or combination thereof, that will be used; (iii) the specific performance targets that will be used for the selected business criterion or criteria; (iv) any special adjustments that will be applied in calculating whether the performance targets have been met to factor out extraordinary items, and
        (v) the formula for calculating the lapse of restrictions in relation to the performance targets. These determinations shall be set out in the Agreement for each Award. Except as otherwise permitted under Section 162(m) of the Code, each Award under this Section 6.6 shall be granted no later than 90 days after the start of any applicable measurement period, on or before the date that 25 percent of each applicable measurement period has elapsed, and while the outcome is substantially uncertain.

        IN WITNESS WHEREOF, the undersigned, an authorized officer of the Company, has executed this amendment on the day and year first written above.



                                            WASHINGTON MUTUAL, INC.


                                            By:________________________________
                                            Its:_______________________________





                                       2